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EXHIBIT 99.1


            M2B ENTERS CHINA MARKET IN STRATEGIC AGREEMENT WITH BAIDU

 US-LISTED BROADBAND ENTERTAINMENT COMPANY LAUNCHES WOWTV IN CHINA TO TAP INTO
                           ONLINE ADVERTISING MARKET;

           PARTNERS LEADING CHINESE SEARCH ENGINE FOR INTERNET TRAFFIC

HOLLYWOOD, CA - MAY 21, 2009 -- Amaru, Inc. (AMRU) announced today that its subsidiary, M2B World Asia Pacific Pte Ltd (M2B), Asia's leading broadband entertainment provider, has entered into a strategic agreement with Beijing Baidu Netcom Science and Technology, a wholly owned subsidiary of Baidu.com, Inc., the world's leading Chinese language internet search provider.

This partnership with Chinese search engine giant Baidu (http://www.baidu.com) involves M2B making available a WOWtv site customized for China and streaming free and legal video content from M2B's infrastructure. Baidu, in turn, will drive the internet traffic to the Chinese WOWtv site upon its launch.

This partnership will enable M2B to expand its worldwide viewership and generate additional advertising revenue by tapping into the fast growing online video and advertising markets in China.

"We recently launched the WOWtv Global site and continue to aggressively pursue our expansion plans in China through this strategic alliance with Baidu," said Colin Binny, President and CEO of Amaru, Inc. and M2B World Asia Pacific.

"Despite the current economic downturn, we see this period as an opportunity for us to grow our broadband businesses by harnessing the rapidly growing online advertising market as an increasing number of large scale advertisers start looking online due to tighter marketing budgets."

According to a 2008 report by the China Internet Network Information Center, there are close to 180 million online video users in mainland China and online video is the second most popular internet application used there.

M2B will offer Baidu.com's search engine users a range of free and legal online movies, TV series and variety shows via video-on-demand streaming on the Chinese version of WOWtv (http://cn.wowtv.com). Users can look forward to watching WOWtv's most popular programs like travel series Estelle's Paradise, fashion videos from Video Fashion Network, Thai movies and award-winning Chinese short films. All the content on the Chinese language site will be made available with Mandarin subtitles.

The Chinese version of WOWtv was launched on 15 May 2009. M2B is in the process of integration with Baidu for generating traffic to the new site.

For more information on WOWtv, visit the global site at http://www.wowtv.com, Singapore site at http://sg.wowtv.com and Chinese site at http://cn.wowtv.com.

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ABOUT AMARU INC.

Amaru, Inc., through its subsidiaries under the M2B brand, is a leader in the Broadband Media Entertainment business, and a major provider of interactive Entertainment-on-demand streaming over Broadband channels, Internet portals, and 3G devices. To date, the Company has launched Broadband TV websites featuring Hollywood and Asian entertainment, with multiple channels designed to cater to various consumer segments and lifestyles. Its content covers diverse genres such as movies, dramas, comedies, documentaries, music, fashion, lifestyle, edutainment, and more. The M2B brand has established its competitive edge by offering access to an expansive range of content libraries for aggregation, distribution and syndication on Broadband and other media; including rights for merchandising, product branding, promotion and publicity. For more information visit www.amaruinc.com.

ABOUT BAIDU.COM, INC.

Baidu.com, Inc. is the leading Chinese language Internet search provider. As a technology-based media company, Baidu aims to provide the best way for people to find information. In addition to serving Internet search users, Baidu provides an effective platform for businesses to reach potential customers. Baidu's ADSs, each of which represents one Class A ordinary share, currently trade on the NASDAQ Global Select Market under the symbol "BIDU". For more information, visit www.baidu.com.


THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO CHANGE. THE INFORMATION POSTED IN THIS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. YOU CAN IDENTIFY THESE STATEMENTS BY USE OF THE WORDS "MAY," "WILL," "SHOULD," "PLANS," "EXPECTS," "ANTICIPATES," "CONTINUE," "ESTIMATE," "PROJECT," "INTEND," AND SIMILAR EXPRESSIONS. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR ANTICIPATED. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, GROWTH AND DEMAND FOR BROADBAND SERVICES, THE UNPROVEN NATURE OF THE ADVERTISING MODEL, , THE ABILITY TO EXECUTE CONTENT DEALS ON FAVORABLE TERMS, GOVERNMENT CONTROLS ON MEDIA IN VARIOUS REGIONS, THE ABILITY TO MANAGE RAPID GROWTH, DISRUPTIONS TO NETWORKS, COMPETITORS AND NEW ENTRANTS, CHANGES IN PRODUCT MIX, OUR EFFORTS TO ESTABLISH INDEPENDENT BROADBAND SITES IN COUNTRIES WHERE CONDITIONS ARE SUITABLE, OUR ABILITY TO EXPAND OUR OFFERINGS OF CONTENT AND VARIOUS OTHER FACTORS BEYOND THE COMPANY'S CONTROL.

FOR MEDIA ENQUIRIES, PLEASE CONTACT:
Alexis Ng
Senior Marketing Manager
M2B World Asia Pacific Pte Ltd
Tel: 65-6332-9421
alexis.ng@wowtv.com




                                   AMARU, INC
           c/o 112 Middle Road, #01-00 Midland House, Singapore 188970
       Tel: (65) 6332 9294 Fax: (65) 6336 3524 Email: enquiry.sg@wowtv.com